Exhibit 99.1

Verisign Reports Third Quarter 2014 Results

RESTON, VA - Oct. 23, 2014 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and Internet security, today reported financial results for the third quarter of 2014.

Third Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $255 million for the third quarter of 2014, up 4.7 percent from the same quarter in 2013. Verisign reported net income of $95 million and diluted earnings per share (EPS) of $0.69 for the third quarter of 2014, compared to net income of $81 million and diluted EPS of $0.53 in the same quarter in 2013. The operating margin was 54.7 percent for the third quarter of 2014 compared to 54.5 percent for the same quarter in 2013.

Third Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $97 million and diluted EPS of $0.70 for the third quarter of 2014, compared to net income of $90 million and diluted EPS of $0.59 for the same quarter in 2013. The non-GAAP operating margin was 60.6 percent for the third quarter of 2014 compared to 58.8 percent for the same quarter in 2013. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Our disciplined execution continues to deliver long-term shareholder value. During the quarter we repurchased $226 million of Verisign shares,” commented Jim Bidzos, executive chairman, president and chief executive officer.

Financial Highlights

•	Verisign ended the third quarter with cash, cash equivalents and marketable securities of $1.5 billion, a decrease of $249 million as compared with year-end 2013.

•	Cash flow from operations was $168 million for the third quarter compared with $134 million for the same quarter in 2013.

•	Deferred revenues on Sept. 30, 2014, totaled $893 million, an increase of $37 million from year-end 2013.

•	Capital expenditures were $11.3 million in the third quarter of 2014.

•
During the third quarter, Verisign repurchased 4.2 million shares of its common stock for $226 million. At Sept. 30, 2014, $833 million remained authorized and available under Verisign’s share buyback program, which has no expiration.

•
For purposes of calculating diluted EPS, the third quarter diluted share count included 13.2 million shares related to subordinated convertible debentures, compared with 10.5 million shares in the same quarter in 2013. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 1.15 million net new names during the third quarter, ending with 130.0 million active domain names in the zone for .com and .net, which represents a 3.3 percent increase over the zone at the end of the third quarter in 2013.

•	In the third quarter, Verisign processed 8.7 million new domain name registrations for .com and .net as compared to 8.3 million for the same period in 2013.

•
The final .com and .net renewal rate for the second quarter of 2014 was 71.8 percent compared with 72.7 percent for the same quarter in 2013. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for a 28 percent tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2014 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 981-5572 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign
As a global leader in domain names and Internet security, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world’s 13 Internet root servers. Verisign’s product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services, the uncertainty of whether our new products and services, if any, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges of ongoing changes to Internet governance and administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our new gTLD applications or the applicants’ new gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of up to 1,400 new gTLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2014 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$233,949	$339,223
Marketable securities	1,240,769	1,384,062
Accounts receivable, net	16,081	13,631
Income taxes receivable and other current assets	32,188	66,283
Total current assets	1,522,987	1,803,199
Property and equipment, net	318,808	339,653
Goodwill	52,527	52,527
Long-term deferred tax assets	286,429	437,643
Other long-term assets	26,671	27,745
Total long-term assets	684,435	857,568
Total assets	$2,207,422	$2,660,767
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$133,542	$149,276
Deferred revenues	625,007	595,221
Subordinated convertible debentures, including contingent interest derivative	627,068	624,056
Deferred tax liabilities	463,649	660,633
Total current liabilities	1,849,266	2,029,186
Long-term deferred revenues	268,066	260,615
Senior notes	750,000	750,000
Other long-term tax liabilities	88,844	44,524
Total long-term liabilities	1,106,910	1,055,139
Total liabilities	2,956,176	3,084,325
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 321,608 at September 30, 2014 and 320,358 at December 31, 2013; Outstanding shares: 122,026 at September 30, 2014 and 133,724 at December 31, 2013	322	320
Additional paid-in capital	18,320,280	18,935,302
Accumulated deficit	(19,066,307)	(19,356,095)
Accumulated other comprehensive loss	(3,049)	(3,085)
Total stockholders’ deficit	(748,754)	(423,558)
Total liabilities and stockholders’ deficit	$2,207,422	$2,660,767

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$255,022	$243,678	$754,200	$719,457
Costs and expenses:
Cost of revenues	46,933	46,554	140,948	140,438
Sales and marketing	24,304	22,900	68,244	64,273
Research and development	16,320	17,456	50,453	52,531
General and administrative	27,965	24,055	72,349	64,157
Total costs and expenses	115,522	110,965	331,994	321,399
Operating income	139,500	132,713	422,206	398,058
Interest expense	(21,533)	(21,119)	(64,408)	(53,524)
Non-operating (loss) income, net	(6,473)	(4,592)	5,037	(4,208)
Income before income taxes	111,494	107,002	362,835	340,326
Income tax expense	(16,305)	(26,104)	(73,047)	(88,025)
Net income	95,189	80,898	289,788	252,301
Unrealized gain (loss) on investments, net of tax	59	85	34	(341)
Realized (gain) loss on investments, net of tax, included in net income	(1)	1	2	(2,478)
Other comprehensive income (loss)	58	86	36	(2,819)
Comprehensive income	$95,247	$80,984	$289,824	$249,482

Income per share:
Basic	$0.77	$0.57	$2.25	$1.71
Diluted	$0.69	$0.53	$2.03	$1.60
Shares used to compute net income per share
Basic	124,109	141,701	128,924	147,567
Diluted	138,112	152,951	142,584	157,606

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$289,788	$252,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	47,924	45,415
Stock-based compensation	34,281	27,006
Excess tax benefit associated with stock-based compensation	(8,566)	(30,095)
Deferred income taxes	(1,331)	29,000
Unrealized (gain) loss on contingent interest derivative on Subordinated Convertible Debentures	(3,953)	9,723
Other, net	8,837	7,854
Changes in operating assets and liabilities
Accounts receivable	(2,550)	(3,525)
Income taxes receivable and other assets	31,349	1,679
Accounts payable and accrued liabilities	(2,540)	47,185
Deferred revenues	37,237	45,414
Net cash provided by operating activities	430,476	431,957
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	2,425,259	2,253,776
Purchases of marketable securities	(2,281,523)	(2,516,714)
Purchases of property and equipment	(30,058)	(50,201)
Other investing activities	351	(3,946)
Net cash provided by (used in) investing activities	114,029	(317,085)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	15,816	16,661
Repurchases of common stock	(673,540)	(810,067)
Repayment of borrowings	—	(100,000)
Proceeds from Senior Notes, net of issuance costs	—	738,297
Excess tax benefit associated with stock-based compensation	8,566	30,095
Net cash used in financing activities	(649,158)	(125,014)
Effect of exchange rate changes on cash and cash equivalents	(621)	(3,003)
Net decrease in cash and cash equivalents	(105,274)	(13,145)
Cash and cash equivalents at beginning of period	339,223	130,736
Cash and cash equivalents at end of period	$233,949	$117,591
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$57,767	$40,435
Cash paid for income taxes, net of refunds received	$34,937	$17,055

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollar amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2014		2013
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$139,500	$95,189	$132,713	$80,898
Adjustments:
Stock-based compensation	14,916	14,916	10,577	10,577
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		6,562		5,286
Non-cash interest expense		2,588		2,171
Contingent interest payable on subordinated convertible debentures		(1,306)		—
Tax adjustment		(21,285)		(8,907)
Non-GAAP	$154,416	$96,664	$143,290	$90,025

Revenues	$255,022		$243,678
Non-GAAP operating margin	60.6%		58.8%
Diluted shares		138,112		152,951
Per diluted share, non-GAAP		$0.70		$0.59

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for a 28 percent tax rate, which differs from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation (in thousands):

	Three Months Ended September 30,
	2014	2013
Cost of revenues	$1,618	$1,524
Sales and marketing	2,234	1,442
Research and development	1,678	1,674
General and administrative	9,386	5,937
Total stock-based compensation expense	$14,916	$10,577

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollar amounts in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2014		2013
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$422,206	$289,788	$398,058	$252,301
Adjustments:
Stock-based compensation	34,281	34,281	27,006	27,006
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		(3,953)		9,723
Non-cash interest expense		7,581		6,316
Contingent interest payable on subordinated convertible debentures		(1,306)		—
Tax adjustment		(38,796)		(19,319)
Non-GAAP	$456,487	$287,595	$425,064	$276,027

Revenues	$754,200		$719,457
Non-GAAP operating margin	60.5%		59.1%
Diluted shares		142,584		157,606
Per diluted share, non-GAAP		$2.02		$1.75

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for a 28 percent tax rate, which differs from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation (in thousands):

	Nine Months Ended September 30,
	2014	2013
Cost of revenues	$4,748	$4,639
Sales and marketing	5,902	4,656
Research and development	5,189	5,314
General and administrative	18,442	12,397
Total stock-based compensation expense	$34,281	$27,006

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Following the offering of the 4.625% senior notes due 2023 (the “Notes”), we disclose our Adjusted EBITDA for the periods shown below. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended September 30,
	2014	2013
Net Income	$95,189	$80,898
Interest expense	21,533	21,119
Income tax expense	16,305	26,104
Depreciation and amortization	15,809	14,889
Stock-based compensation	14,916	10,577
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	6,562	5,286
Unrealized loss on hedging agreements	128	222
Adjusted EBITDA	$170,442	$159,095

Four Quarters Ended September 30, 2014
Net Income	$581,937
Interest expense	85,646
Income tax benefit	(102,657)
Depreciation and amortization	63,163
Stock-based compensation	43,925
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	4,125
Unrealized loss on hedging agreements	116
Adjusted EBITDA	$676,255
Verisign’s management believes that presenting Adjusted EBITDA enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.